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                                                                 Exhibit 11

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STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                       Nine Months Ended                    Three Months Ended
                                                                            June 30,                            June 30,
Net income per share was computed as follows:                         1995              1994              1995             1994
Primary:
1) Income before cumulative effect of a
      change in accounting principle                         $    3,893,565      $  6,116,770  $      1,359,805  $       734,213
    Cumulative effect of a change in accounting principle         ---               3,059,000            ---              ---
    Net income                                               $    3,893,565      $  9,175,770  $      1,359,805  $       734,213

2) Weighted average shares outstanding                            6,363,871         6,576,172         6,281,891        6,492,165
3) Incremental shares under stock options
      computed under the treasury stock method
      using the average market price of
      issuer's stock during the periods                              79,233           126,757            94,546          105,316
4) Weighted average shares and common
      equivalent shares outstanding                               6,443,104         6,702,929         6,376,437        6,597,481
5) Weighted average shares outstanding
      which were used for calculation                             6,363,871 (A)     6,576,172 (A)     6,281,891 (A)    6,492,165(A)
6) Income per share before (item 1 divided by
      item 5) cumulative effect of a
      change in accounting principle                      $            0.61  $           0.93  $           0.22  $          0.11
    Cumulative effect of  a change in accounting principle
      per share                                                   ---                   0.47            ---               ---
    Net income per share                                  $            0.61  $           1.40  $           0.22  $          0.11

Fully Diluted:
1) Unadjusted income before cumulative effect
      of a change in accounting principle                 $       3,893,565  $      6,116,770  $      1,359,805  $       734,213
2) Interest on convertible subordinated
      debentures, net of tax effect                                 738,443           738,443           246,148          246,148
3) Adjusted income before cumulative effect
      of a change in accounting principle                 $       4,632,008  $      6,855,213  $      1,605,953  $       980,361
    Cumulative effect of a change in accounting principle         ---              3,059,000          ---                ---
    Adjusted net income                                   $       4,632,008  $      9,914,213  $      1,605,953  $       980,361

4) Weighted average shares outstanding                            6,363,871         6,576,172         6,281,891        6,492,165

5) Incremental shares under stock options
      computed under the treasury stock method
      using the higher of the average or ending
      market price of issuer's stock at the end
      of the periods                                                 95,134           126,757            95,134          105,316
6) Incremental shares relating to
      convertible subordinated debentures                         1,183,042         1,183,042         1,183,042        1,183,042
7) Weighted average shares and common
      equivalent shares outstanding                               7,642,047         7,885,971         7,560,067        7,780,523

8) Income per share before (item 3 divided by
      item 7) cumulative effect of a change
      in accounting principle                             $            0.61  $           0.87  $           0.21  $          0.11
    Cumulative effect of change in accounting principle            ---                   0.39            ---              ---
    Net income per share                                  $            0.61  $           1.26  $           0.21  $          0.11
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(A) Dilutive effect of common equivalent shares not included since dilution is less than 3%.